UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): Septemeber 11, 2013

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20725 S. Western Avenue, Suite 136, Torrance, CA 90501

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 310-214-0065

____________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Subscription Agreements

On September 11, 2013, Emmaus Life Sciences, Inc. (the “Company”) entered into separate Subscription Agreements (the “Subscription Agreements”) with certain accredited investors (the “Investors”) relating to a private placement by the Company of an aggregate of 3,020,501 units consisting of 3,020,501 shares of common stock of the Company (the “Common Stock”) and Common Stock Purchase Warrants for the purchase of an additional 3,020,501 shares of common stock of the Company (the “Warrants”) at a price of $2.50 per unit. The aggregate purchase price for the Units was $7,551,252.50.

The Warrants entitle the holders thereof to purchase, at any time on or prior to September 11, 2018, shares of common stock of the Company at an exercise price of $3.50 per share. The Warrants may be exercised on a cashless basis after twelve months from the date of issuance if the shares of common stock underlying the Warrant are not registered at the time of exercise.

Among the Investors were Maurice J. DeWald and Tracey C. Doi, each of whom is an independent member of the Company’s Board of Directors.

Pursuant to the Subscription Agreements and Warrants, the Investors received certain rights with respect to future issuances of Company securities, including anti-dilution and participation rights, as summarized below.

Common Stock Anti-Dilution Rights. In the event the Company issues additional shares of common stock without consideration or for a price per share less than $2.50, each Investor will, subject to customary exceptions (including the issuance of options, and the issuance of shares upon the exercise thereof, under the Company’s equity incentive plans), automatically, and without further consideration, receive additional shares of common stock of the Company in accordance with a weighted average formula.

Warrant Anti-Dilution Rights. In the event the Company issues additional shares of common stock without consideration or for a price per share less than $2.50, and/or issues options or convertible securities that provide for the right to acquire shares of common stock of the Company at a price per share less than $3.50, then, subject to customary exceptions (including, among others, the issuance of options, and the issuance of shares upon the exercise thereof, under the Company’s equity incentive plans), the then applicable exercise price for the Warrant will be reduced in accordance with a weighted average formula.

The anti-dilution rights described above will terminate on the earlier to occur of (i) a Qualified Initial Public Offering (as defined in the Subscription Agreements, the form of which is attached hereto as Exhibit 10.1) and (ii) September 11, 2018.

Right of Participation: Pursuant to the terms of the Subscription Agreements, each time the Company, or any of its subsidiaries, proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of capital stock of the Company (or any indebtedness for borrowed money), the Company will first offer each Investor the right to purchase their pro rata percentage of the securities offered on the same terms as the Company may propose to sell the securities to a third party. Each Investor’s pro rata percentage shall be based upon the proportion that the number of shares of Common Stock held by the Investor on an as-converted basis bears to the total number of shares of common stock then outstanding on an as-converted basis. The right of participation must be exercised by the Investor within five business days of notice from the Company and will terminate on the earliest to occur of (i) a Qualified Initial Public Offering and (ii) September 11, 2018.

Pursuant to the Subscription Agreements, the Company also agreed to use its commercially reasonable best efforts to have on file with the Securities and Exchange Commission, within twelve months of September 11, 2013 and at the Company’s sole expense, a then current registration statement (“Registration Statement”) for the benefit of the Investors to permit the public resale of all of the shares of Common Stock, and shares of common stock underlying the Warrants (the “Warrant Shares” and, together with the Common Stock, the “Registrable Securities”). In the event such Registration Statement includes securities of the Company to be offered and sold by the Company in a fully underwritten primary public offering pursuant to an effective registration under the Securities Act (a “Public Offering”), and the Company is advised in good faith by any managing underwriter of securities being offered pursuant to such Public Offering that the number of Registrable Securities proposed to be sold in such Public Offering is greater than the number of such securities which can be included in such Public Offering without materially adversely affecting such Public Offering, the Company will include in such registration (i) first, any securities the Company proposes to sell, and (ii) second, the Registrable Securities, with any reductions in the number of Registrable Securities actually included in such registration to be allocated on a pro rata basis among the holders thereof. The registration rights described above shall apply until such date as all such shares of Common Stock and Warrant Shares have been sold by the Investors pursuant to Rule 144 under the Securities Act or may be sold without registration in reliance on Rule 144 under the Securities Act without limitation as to volume and without the requirement of any notice filing.

The forms of the Subscription Agreements and of the Warrants are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and the foregoing descriptions are qualified in their entirety by reference to such Exhibits.

Director Designation Agreement

In connection with the private placement of securities described above, on September 11, 2013 the Company entered into an agreement (the “Agreement”) with Yutaka Niihara, the President and Chief Executive Officer of the Company (“Niihara”), T.R. Winston & Company, LLC, who served as placement agent to the Company (“TRW”) and Sarissa Capital Management LP (“Sarissa”), an Investor.

Pursuant to the Agreement, the Company agreed to expand the size of the Company’s Board of Directors (the “Board”) by three (3) members to a total of eight (8) directors, with one (1) member to be designated by TRW and two (2) members to be designated by Sarissa to fill the newly-created vacancies.

The Agreement provides that, prior to the date such designations first become effective, without the prior approval of TRW and Sarissa, the Company will not approve, effect, amend or enter into any agreements or transactions, or create or assume any obligations, other than those expressly contemplated in the Agreement or undertaken in the ordinary course of business consistent with past practice.

The Agreement also provides that each of Niihara, TRW and Sarissa agree to vote all shares of the common stock of the Company and any other class of voting security of the Company owned or controlled by them, and otherwise to use their respective commercially reasonable best efforts as shareholders of the Company, to elect as directors each of the TRW and Sarissa designees and every other candidate nominated for election to the Board by the Compensation, Nominating and Corporate Governance Committee of the Board.

Pursuant to the Agreement, until the closing of a Qualified Initial Public Offering, the Company is required to obtain unanimous approval of the Board for (1) a detailed annual budget, (2) certain related party transactions, and (3) certain other corporate transactions.

A copy of the Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and the foregoing description of the Agreement is qualified in its entirety by reference to such Exhibit.

Item 3.02	Unregistered Sales of Equity Securities.

On September 11, 2013, pursuant to the Subscription Agreements reported in Item 1.01 of this Current Report on Form 8-K, the Company issued and sold to the Investors an aggregate of 3,020,501 shares of Common Stock and Warrants for the purchase of 3,020,501 shares of common stock of the Company. Each Investor has represented that he or it is an “accredited investor” (as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and that he or it was acquiring his or its shares of Common Stock and Warrants, and would acquire the Warrant Shares issuable upon exercise of such Warrants, for investment for his or its own account and not with a plan or present intention to distribute such shares. The description of the Warrants set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Subscription Agreements” is incorporated by reference herein.

For its services as placement agent in connection with the transaction, the Company paid TRW, a registered broker-dealer, a fee of $755,125.25, a non-accountable expense allowance of $75,512.53, and $50,000.00 as reimbursement of legal expenses. The Company also issued to TRW a Common Stock Purchase Warrant (the “Placement Agent Warrant”), containing terms identical to the terms of the Warrants issued to the Investors, for the purchase of up to 300,000 shares of common stock of the Company at an exercise price of $3.50 per share. A copy of the Placement Agent Warrant is attached as Exhibit 10.4 to this Current Report on Form 8-K and the foregoing description is qualified in its entirety by reference to such Exhibit.

The shares of Common Stock and Warrants were sold to the Investors and the Placement Agent Warrant was issued to TRW in transactions not involving a public offering and without registration under the Securities Act in reliance on the exemption from registration provided by Section 4(2) of such Act and Regulation D promulgated thereunder.

Item 8.01	Other Events.

On September 16, 2013, the Company issued a press release (the “Press Release”) announcing the completion of the private placement described in Items 1.01 and 3.02 of this Current Report on Form 8-K. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.1 Form of Subscription Agreement dated September 11, 2013

Exhibit 10.2 Form of Warrant issued to the Investors

Exhibit 10.3 Agreement dated September 11, 2013 by and among the Company, Dr. Yutaka Niihara, TRW and Sarissa

Exhibit 10.4 Form of Placement Agent Warrant

Exhibit 99.1 Press release dated September 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emmaus Life Sciences, Inc.
Date: September 17, 2013
	By:	/s/ Peter Ludlum
	Name:	Peter Ludlum
	Title:	Chief Financial Officer